As filed with the Securities and Exchange Commission on March 25, 2009.

Registration No. 333-145533
_________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
Proxim Wireless Corporation
(Exact name of registrant as specified in its charter)
_____________________
Delaware	04-2751645
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)
_____________________

1561 Buckeye Drive Milpitas, CA 95035 (408) 383-7600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________

David L. Renauld
Vice President, Corporate Affairs and General Counsel
Proxim Wireless Corporation
881 North King Street, Suite 100
Northampton, MA  01060
(413) 584-1425
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  ___________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Deregistration of Unsold Securities

On August 17, 2007, Proxim Wireless Corporation, formerly known as Terabeam, Inc. (the “Company”), filed a registration statement on Form S-3 (File No. 333-145533) (the “Registration Statement”) to register a total of 6,450,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

The Company hereby removes from registration all such shares of Common Stock that remain unsold under the Registration Statement as of the time of filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on March 25, 2009.

Proxim Wireless Corporation

By:	/s/ Pankaj S. Manglik
Pankaj S. Manglik, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Pankaj S. Manglik	Chief Executive Officer and Director	March 25, 2009
Pankaj S. Manglik	(principal executive officer)

/s/ Thomas S. Twerdahl	Interim Chief Financial Officer and	March 25, 2009
Thomas S. Twerdahl	Treasurer (principal financial and accounting officer)

/s/ Alan B. Howe	Chairman of the Board of Directors	March 25, 2009
Alan B. Howe

/s/ John W. Gerdelman	Director	March 25, 2009
John W. Gerdelman

/s/ J. Michael Gullard	Director	March 25, 2009
J. Michael Gullard

/s/ Robert A. Wiedemer	Director	March 25, 2009
Robert A. Wiedemer